EXHIBIT 5.1


                                October 10, 1996
Family Bargain Corporation
315 East 62nd Street
New York, New York  10021


          Re:  Registration Statement on Form S-2,
               File No. 333-10877
               ---------------------------------------

Gentlemen:

          We have acted as counsel to Family Bargain Corporation, a Delaware corporation (the "Company"), in connection with the filing of the Company's Registration Statement on Form S-2, File No. 333-10877 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 153,846 shares of Series A 9 1/2% Cumulative Convertible Preferred Stock, par value $.01 per share ("Series A Preferred Stock"). The offering of the Series A Preferred Stock is to be effected pursuant to a stock purchase agreement (the "Stock Purchase Agreement") by and among the Company and selling shareholders named therein.

          In arriving at this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

          1.   The Registration Statement, as amended to date;

          2. The Restated Certificate of Incorporation of the Company, as amended, including the Certificate of Designations of the Series A 9 1/2% Cumulative Convertible Preferred Stock (the "Certificate of Designations");

          3.   Amended and Restated By-Laws of the Company;

          4.   Copies of certain corporate records of the Company;

          5. Resolutions of the Board of Directors and shareholders of the Company; and

Family Bargain Corporation
October 10, 1996
Page 2

          6. The Stock Purchase Agreement, as amended, in the form filed as Exhibits 10.24 and 10.26 to the Registration Statement.

          We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all the documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          Based upon the foregoing, we are of the opinion that:

          A. The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware; and

          B. The Preferred Stock when sold by the selling shareholders will be legally issued, fully paid and non-assessable securities of the Company.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. As counsel to the Company, we hereby consent to the reference to our firm in the Prospectus included in the Registration Statement under "Legal Matters".


                              Very truly yours,

                              /s/ Baer Marks & Upham LLP